EXHIBIT 99.1

News Release

Coley Contact:

Susan Hager

Senior Director, Investor Relations and

Corporate Communications

+1.781.431.9079

shager@coleypharma.com

Media Contact:

Karen L. Bergman or

Michelle Corral

BCC Partners

+1.650.575.1509 or +1.415.794.8662

kbergman@bccpartners.com

mcorral@bccpartners.com

For Immediate Release

Coley Pharmaceutical Group Adopts Shareholder Rights Plan

Wellesley, MA, October 8, 2007 – Coley Pharmaceutical Group, Inc. (Nasdaq: COLY), a biopharmaceutical company discovering and developing a novel class of drug candidates known as TLR Therapeutics™, announced today that its Board of Directors has adopted a Stockholder Rights Plan (the “Rights Plan”) that is designed to strengthen the ability of the Board of Directors to protect Coley’s stockholders. The plan was not adopted in response to any unsolicited offer or takeover attempt.

Each stockholder of record of the Company on October 15, 2007, will receive a dividend of one Right for each outstanding share of Common Stock held. Each Right represents the right to purchase, under certain circumstances, one one-hundredth of a share of a new series of preferred stock of the Company. The Rights will be triggered ten days after a public announcement of the acquisition by a person or group of 15 percent or more of Coley’s Common Stock, or ten days after the commencement of a tender or exchange offer for the Common Stock that would result in the acquisition of 15 percent or more of the Common Stock. The Rights will expire October 5, 2017, unless redeemed or exchanged earlier by Coley’s Board of Directors. The Rights distribution will not result in a taxable event to Coley stockholders.

The Rights Plan is designed to protect Coley stockholders against abusive or coercive takeover tactics and other takeover tactics that are not in the best interests of the company and its stockholders, such as acquisitions of control without paying all stockholders a fair premium, coercive tender offers and inadequate offers. It is not intended to prevent an offer that the Board concludes is in the best interest of Coley and its stockholders. A complete copy of the Rights Plan will be included in a Form 8-K to be filed by Coley with the Securities and Exchange Commission. In addition, stockholders of record of Coley on October 15, 2007, will be mailed a detailed summary of the Rights Plan.

About Coley Pharmaceutical Group

Coley Pharmaceutical Group, Inc. is an international biopharmaceutical company, headquartered in Wellesley, Massachusetts, USA, that discovers and develops TLR Therapeutics™, a new class of investigational drug candidates that direct the human immune system to fight cancers, allergy and asthma disorders and to enhance the effectiveness of vaccines. Coley has established a pipeline of TLR Therapeutic product candidates currently advancing through clinical development with partners and has additional product candidates in preclinical development. Coley has product development, research and license agreements with Pfizer, sanofi-aventis, GlaxoSmithKline, Merck, Novartis Vaccines and the United States government. For further information on Coley Pharmaceutical Group please visit www.coleypharma.com.

Safe Harbor Statement

Certain statements in this news release concerning Coley’s business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, those relating to Coley’s Rights Plan. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Coley might make or by known or unknown risks and uncertainties, including, but not limited to: the early stage of product development; uncertainties as to the future success of ongoing and planned clinical trials; the risk that results from early stage clinical trials may not be indicative of results in later stage trials; the unproven safety and efficacy of products under development; intellectual property rights and litigation; competitive products; and other risks identified in Coley’s filings with the Securities and Exchange Commission including, but not limited to, Coley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Coley undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.